 Exhibit 5.3

Phoenix Office
40 North Central Avenue
Phoenix, Arizona 85004-4429
Telephone (602) 262-5311
Facsimile (602) 262-5747

Scott DeWald
Direct Dial: (602) 262-5333
Direct Fax: (602) 734-3745
E-Mail: SDewald@lrlaw.com
Admitted in Arizona	Tucson Office One South Church Avenue Suite 700 Tucson, Arizona 85701-1620 Telephone (520) 622-2090 Facsimile (520) 622-3088	Las Vegas Office 3993 Howard Hughes Parkway Suite 600 Las Vegas, Nevada 89109 Telephone (702) 949-8200 Facsimile (702) 949-8398

May 18, 2005

General Nutrition Centers, Inc.
300 Sixth Avenue
Pittsburgh, Pennsylvania 15222

Re:	General Nutrition Centers, Inc., a Delaware corporation (the “Company”) and the guarantors listed on Schedule I - Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as special counsel to General Nutrition Investment Company, an Arizona corporation (“GNIC”) and General Nutrition Sales Corporation, an Arizona corporation (“GNSC”) (collectively, the “Arizona Guarantors”) in connection with the public offering of $150,000,000 aggregate principal amount of the Company’s 8 5/8% Senior Notes due 2011 (the “Exchange Notes”). The Indenture, dated as of January 18, 2005 (the “Indenture”), among the Company, the Arizona Guarantors, the other guarantors party thereto (together with the Arizona Guarantors, collectively, the “Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”), provides for the guarantee of the Exchange Notes by the Guarantors (the “Guarantees”) to the extent set forth in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 8 5/8% Senior Notes due 2011 of the Company (the “Original Notes”) under the Indenture, as contemplated by the Registration Rights Agreement, dated as of January 18, 2005, by and among the Company, the Guarantors, Lehman Brothers Inc. and J.P. Morgan Securities Inc. (the “Registration Rights Agreement”).

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

     In rendering the opinions set forth herein, we have examined and relied on originals or copies of: (i) the registration statement on Form S-4 of the Company and the Guarantors relating to the Exchange Notes and the Guarantees as filed with the Securities and Exchange Commission (the “Commission”) (such

General Nutrition Centers, Inc.
May 18, 2005

registration statement being hereinafter referred to as the “Registration Statement”); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the form of the Exchange Notes; (v) the Articles of Incorporation of GNIC, as certified by the Corporation Commission of the State of Arizona; (vi) the Articles of Incorporation of GNSC as certified by the Corporation Commission of the State of Arizona; (vii) the By Laws of GNIC and GNSC, as currently in effect; (viii) resolutions of the Board of Directors of GNIC and GNSC, relating to the Exchange Offer, Indenture, the issuance of the Guarantees by GNIC and GNSC and related matters; and (ix) the form of the Exchange Notes and Guarantees. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of GNIC and GNSC and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of GNIC and GNSC and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the Arizona Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect thereof on such parties. We have also assumed that each of the Guarantors, other than the Arizona Guarantors, has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and that each such Guarantor has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of Arizona in connection with the Indenture and the transactions contemplated by the Registration Statement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of GNIC and GNSC and others and of public officials.

     Our opinions set forth herein are limited to the laws of the State of Arizona that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the

General Nutrition Centers, Inc.
May 18, 2005

opinions herein stated. The opinion set forth in paragraph 1 below with respect to the valid existence and good standing of GNIC and GNSC is based solely upon certificates issued by the Arizona Corporation Commission of the State of Arizona or other appropriate official of the respective jurisdiction of organization.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, and assuming with your permission, notwithstanding the express choice of New York law in the Exchange Notes and the Guarantees, that the law of the State of Arizona would govern the Exchange Notes and the Guarantees, we are of the opinion that, when the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Guarantees will constitute valid and binding obligations of the Arizona Guarantors, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company and each of the Guarantors of the Indenture, the Exchange Notes and the Guarantees, as applicable, and the performance by the Company and each of the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or any of the Guarantors or their properties is subject.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Skadden, Arps, Slate, Meagher & Flom LLP is entitled to rely on this opinion in connection with the opinion being delivered by such firm in connection with the Exchange Offer.

Very truly yours,
/s/ Lewis and Roca LLP

Lewis and Roca LLP

SCHEDULE I

GUARANTORS

General Nutrition Companies, Inc., a Delaware corporation
General Nutrition Corporation, a Pennsylvania corporation
General Nutrition Distribution Company, a Delaware corporation
General Nutrition Distribution, L.P., a Pennsylvania limited partnership
General Nutrition Government Services, Inc., a Delaware corporation
General Nutrition, Incorporated, a Pennsylvania corporation
General Nutrition Investment Company, an Arizona corporation
General Nutrition International, Inc., a Delaware corporation
General Nutrition Systems, Inc., a Delaware corporation
GNC (Canada) Holding Company, a Delaware corporation
GNC Canada Limited (f/k/a GNC, Limited), a Delaware corporation
GNC Franchising, LLC (f/k/a GNC Franchising, Inc.), a Pennsylvania limited liability company
GNC US Delaware, Inc., a Delaware corporation
GN Investment, Inc., a Delaware corporation
Informed Nutrition, Inc., a Florida corporation
Nutra Manufacturing, Inc. (f/k/a Nutricia Manufacturing USA, Inc.), a South Carolina corporation
Nutra Sales Corporation (f/ka General Nutrition Sales Corporation), an Arizona corporation